                              LICENSING AGREEMENT

     This Licensing Agreement (the "Agreement") dated November 16, 1998, is entered into by and between Viisage Technology, Inc. ("Viisage"), a Delaware corporation with its principal place of business at 30 Porter Road, Littleton, Massachusetts, and ImageWare Software, Inc. ("ImageWare"), a corporation with offices at 15373 Innovation Drive, Suite 120, San Diego, CA 92128.

                                     RECITALS

     Viisage is the owner or licensee of proprietary facial recognition technology. ImageWare desires to distribute and sublicense software programs which utilize that facial recognition technology. Viisage is willing to enter into this licensing agreement with ImageWare to enable ImageWare to sublicense the programs pursuant to Viisage's approved sublicensing terms.

     In consideration of the foregoing premises, the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS. As used in this Agreement, the following definitions shall apply:

     1.1 "Approved Sublicensing Terms" means the mandatory terms and conditions to be included in the Customer Contracts, as modified or amended from time to time by Viisage, a copy of which is attached as EXHIBIT 1.1.

     1.2 "Authorized Field" means the limited use of the Program by Customers in the United States for use in connection with composite imaging linked to databases.

     1.3 "Customer" shall mean U.S. state and local police departments and other public law enforcement agencies located in the United States.

     1.4 "Customer Contract" means an agreement which ImageWare enters into with a Customer to sublicense the Program.

     1.5 "Documentation" means the user training manual(s) and any other materials supplied by Viisage for use with the Program.

     1.6 "ImageWare" means ImageWare and its successors and permitted assigns.

     1.7 "Program" means the machine-readable object code of the version of the facial recognition software program of Viisage described on EXHIBIT 1.7 hereto. EXHIBIT 1.7 may be amended by mutual agreement of the parties if Viisage introduces a new version of its facial recognition software program.

     1.8   "Viisage" means Viisage and its successors and permitted assigns.

SECTION 2.  GRANT OF LICENSE

     2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Viisage hereby grants to ImageWare, and ImageWare hereby accepts a non-exclusive, non-transferable license (the "License") to market, distribute, and sublicense the Program, along with related Documentation, to Customers pursuant to Customer Contracts for use only in the Authorized Field.

     2.2   LIMITATION OF RIGHTS.

          2.2.1 The grant of the License does not grant ImageWare any title to or ownership interests in the Program, Documentation, Viisage's facial recognition technology, or any part thereof. ImageWare shall not have any right to transfer, or assign the Program or any of its rights under this Agreement, or to modify or to create derivative works from the Program. ImageWare shall have no right to receive, review, or otherwise use or have access to the source code for the Program, and the Program is permitted to be distributed by ImageWare only in object code form and only to Customers.

          2.2.2 All rights in the Program, including, but not limited to Viisage's confidential and proprietary information, trade secrets, trademarks, service marks, patents, and copyrights, are and will remain the property of Viisage or any third party from whom Viisage has licensed software or technology embedded in the Program. This Agreement and the License granted hereunder are subject to all such third party's restrictions.

          2.2.3 ImageWare shall not have the right to distribute the Program to other distributors or other intermediaries without Viisage's prior written consent.

     2.3 VISAGE LOGO. ImageWare shall include the Viisage logo on its Face ID product and use its best efforts to promote (including trade shows and similar appearances), market, and distribute the Program to Customers for use in the Authorized Field.

     2.4 LIMIT OF AUTHORITY. ImageWare shall solicit orders only on its own behalf and shall not represent that it has the authority to obligate Viisage contractually.

     2.5 COMPLIANCE WITH LAWS. ImageWare shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities in connection with the distribution of the Program.

     2.6 CLAIMS. ImageWare shall notify Viisage in writing within three (3) days of ImageWare's receipt of any notice of threatened or actual litigation or claims made by a Customer or other parties involving the Program.

     2.7 INSURANCE. ImageWare shall maintain product liability and errors and omissions insurance in amounts reasonably approved by Viisage.

SECTION 3. COMPENSATION

     As consideration for the License and other rights and benefits granted by Viisage to ImageWare under this Agreement, ImageWare shall pay to Viisage for each CPU/Face ID that utilizes the Program: (i) $5,000 for searches up to 40,000 images and (ii) $0.17 per image over 40,000 images. These payments shall be made by ImageWare to Viisage within fifteen (15) days of the date the related revenues are recorded by ImageWare. If any payment due to Viisage is not made when due, the amount of such payment shall continue to be due and shall thereafter accumulate interest at the prime rate published in THE WALL STREET JOURNAL plus 4%. This compensation may be adjusted by mutual written agreement of the parties if Viisage introduces a new version of its facial recognition software program.

SECTION 4. ORDERING TERMS; SUBLICENSE TERMS AND CONDITIONS.

     4.1 PROGRAM COPIES. Subject to the terms and conditions of this Agreement, ImageWare shall have the right to copy the Program solely for the purpose of distribution in accordance with the terms and conditions of this Agreement.

     4.2 SUBLICENSE TERMS AND CONDITIONS. ImageWare shall incorporate the Approved Sublicensing Terms in all Customer Contracts. Viisage shall have no liability, and ImageWare shall indemnify Viisage, with respect to any terms or conditions which vary from the Approved Sublicensing Terms unless they are approved by Viisage in writing in its sole discretion.

     4.3 LIMITATION ON REPRESENTATIONS. Except as set forth in the Documentation and any Program brochures or promotional material supplied by Viisage, ImageWare shall not make any representations or warranties to any third party as to the specifications, capabilities, or performance of the Programs, except with Viisage's prior written consent, which consent may be withheld by Viisage in its sole discretion.

     4.4 OTHER PRODUCTS OF VIISAGE. The parties contemplate that ImageWare may distribute, in addition to the Programs, other products of Viisage. Those arrangements shall be subject to one or more separate agreements as may be mutually agreed to by the parties in writing.

SECTION 5. SOFTWARE MAINTENANCE AND TELEPHONE SUPPORT

     After expiration of the warranty period set forth in Section 6.2 below, Viisage will provide software maintenance and telephone support to ImageWare upon ImageWare's request to enable ImageWare to correct any material defects or malfunctions in the Program or Documentation. The annual fee for this maintenance and support for each version of the Program will equal 18% of the compensation paid under Section 3 above for that version of the Program. The annual fee will be subject to proration for partial years and will be calculated at each calendar year end, beginning with the year ending December 31, 1999, and shall be paid by January 15 of the ensuing year. As part of this maintenance and support, Viisage will make available to ImageWare updates and enhancements to the version of the Program which Viisage has made available for use by other customers. Viisage may, also in its discretion, provide ImageWare with facial recognition technology products other than the Program pursuant to one or more separate agreements.

SECTION 6. REPRESENTATIONS, WARRANTIES AND INDEMNITIES

     6.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the parties represents and warrants that:

             6.1.1 It is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and all necessary action, corporate or otherwise, has been taken by it to execute, deliver, and perform this Agreement; and the execution, delivery, and performance of this Agreement does not violate and applicable charter, bylaws or operating agreement.

             6.1.2 The execution and performance of this Agreement does not and will not breach, any duty owed by said party to any other person, corporation, or entity.

     6.2 LIMITED PROGRAM WARRANTY. Viisage warrants to ImageWare that with normal use and service under ordinary operating conditions the Program will perform substantially in accordance with the Documentation for ninety (90) days after receipt by ImageWare, provided that such Program has not been modified or altered by anyone other than Viisage. This warranty shall be void and shall not apply to Programs in the event of modification without Viisage's written consent, accident, neglect, misuse, failure to maintain a suitable operating environment, tampering, or any other event other than ordinary use.

     6.3 DISCLAIMER. THE WARRANTIES STATED IN SECTION 6.2 ARE THE SOLE AND EXCLUSIVE WARRANTIES SET FORTH HEREIN PERTAINING TO THE PROGRAM AND VIISAGE HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED,

INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT (EXCEPT AS EXPRESSLY PROVIDED BELOW), WITH RESPECT TO THE PROGRAM.


    6.4 EXCLUSION OF CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL VIISAGE BE LIABLE TO IMAGEWARE OR ANY CUSTOMER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST OPPORTUNITIES, COSTS OF DELAY, ANY FAILURE OF DELIVERY, COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION, OR LIABILITIES TO THIRD PARTIES ARISING FROM ANY SOURCE, EVEN IF VIISAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

    6.5 EXCLUSIVE REMEDY. IMAGEWARE'S EXCLUSIVE REMEDY AGAINST VIISAGE FOR NONPERFORMANCE OF THE WARRANTY SHALL BE VIISAGE'S CORRECTION OF ANY ERROR OR DEFECT IN THE PROGRAM OF WHICH IMAGEWARE HAS GIVEN NOTICE TO VIISAGE OR AN EQUITABLE REFUND OF THE AMOUNTS PAID TO VIISAGE UNDER THIS AGREEMENT WHICH RELATE TO THE DEFECTIVE PROGRAM.

    6.6 INDEMNIFICATION BY IMAGEWARE. ImageWare shall indemnify Viisage and its directors, officers, employees and agents from and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any claim, investigation, litigation or other proceeding (including any threatened investigation or litigation or other proceedings) relating to any act or service performed by ImageWare hereunder, including without limitation the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the person to be indemnified).

SECTION 7. LIMITATIONS ON DAMAGES

    7.1 AGGREGATE LIMIT. IN NO CASE SHALL THE AGGREGATE AMOUNT OF DAMAGES PAYABLE BY VIISAGE FOR ANY CLAIM ARISING FROM THE PROGRAM OR THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ITS WARRANTY AND INDEMNIFICATION PROVISIONS) EXCEED THE AMOUNTS PAID BY IMAGEWARE TO VIISAGE UNDER THIS AGREEMENT.

SECTION 8. CONFIDENTIALITY

    8.1 NON-DISCLOSURE. The parties agree to keep confidential and not to disclose the proprietary information marked as confidential by the other party ("Confidential Information"). Each party shall take the same precautions with the other party's Confidential Information as it takes in protecting its own confidential information (and in no event less than the software industry standard) to ensure that no unauthorized persons have access to the Confidential Information and that no unauthorized copies are made, except that the receiving party may disclose Confidential Information as required by law, regulation, or court order and to employees or agents who have a need to receive or use such Confidential Information and who shall be obligated in a similar manner. If a party is legally compelled to disclose Confidential Information, the party shall provide the other party with prompt prior written notice of such requirement and an opportunity to participate in such legal proceedings to the greatest extent possible. Confidential Information does not include information (a) already known to or independently developed by the receiving party which is not based upon or derived from Confidential Information, (b) generally known to the public through no wrongful act or fault of the receiving party, or (c) disclosed by a third party who has a right to do so without restriction as to disclosure thereof.

    8.2 RETURN OF INFORMATION. Upon expiration or termination of this Agreement, the parties shall promptly return to each other all Confidential Information or certify that such Confidential Information has been destroyed.

    8.3 EQUITABLE REMEDIES. The parties acknowledge that the restrictions set forth in this Section 8 in this Agreement are reasonable to protect the other party's business interests. Accordingly, the parties acknowledge that a violation of a provision of this Section 8 would cause immediate and irreparable harm to the other party. Therefore, the parties agree that in addition to any other legal and/or equitable relief of remedies available to the other party for enforcement of the terms of this Section 8, the other party shall be entitled to injunctive relief against any violation of this Section 8.

SECTION 9. NO REVERSE ENGINEERING, COPYING, ETC.

    9.1       NO REVERSE ENGINEERING, ETC. Except as permitted under
Section 4.1, ImageWare may not modify, decompile, copy, disassemble, translate, or reverse engineer the Program without the prior written consent of Viisage. ImageWare shall not modify third party software embedded or contained in or provided with the Program without the express consent of the third party owner or licensor of such software. ImageWare may not copy or otherwise reproduce any Documentation without the prior written consent of Viisage.

     9.2 NO ALTERATION OF MARKINGS. ImageWare may not alter any proprietary markings on the packaging of the Program or on the Documentation, including copyright, trademark, trade name and patent legends, and shall not use or register any trademarks or trade names similar thereto unless Viisage provides prior written approval therefor. ImageWare shall immediately discontinue use of all of such trademarks and trade names upon termination of this Agreement.

SECTION 10. PATENT AND COPYRIGHT INDEMNIFICATION

     10.1 INDEMNIFICATION TERMS. Viisage shall defend or, at its option, settle any claim or proceeding brought against ImageWare to the extent that it is based on an assertion that the Program infringes any United States patent or copyright of any third party and shall indemnify ImageWare against all costs, damages, and expenses finally awarded against ImageWare which result from any such claim, provided that Viisage shall have no liability hereunder unless (a) ImageWare gives prompt written notice of any such claim or proceeding, (b) Viisage has sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement, and (c) ImageWare reasonably cooperates in the defense and settlement thereof and does not admit liability or settle such claim without Viisage's written consent. In the event that the Program is likely to become, in Viisage's opinion, or becomes, the subject of a claim, suit, proceeding, or action for infringement or misappropriation of a United States patent or copyright, Viisage shall have the right, at its option and expense, to perform one of the following in its discretion:

        (i) replace the Program with compatible, functionally equivalent non-infringing technology;

        (ii) modify the Program to make it non-infringing without impairing the Customer's ability to use and operate the Program in accordance with the Documentation; or

        (iii) procure, at no increased cost to ImageWare, the right to continue using the Program.

     10.2 NON-INFRINGING RELEASES. If Viisage supplies, at its expense, a non-infringing release of the Program or a non-infringing replacement product, ImageWare shall require the Customer to permit installation of such non-infringing release or product on its system or hardware and terminate use of prior release(s) of the Program. Thereafter, Viisage may withdraw maintenance and support for the prior version of the Program.

     10.3 NO LIABILITY. Viisage shall have no liability to ImageWare that is based on or arises out of the use of the Program or any component thereof when any modification not authorized in writing by Viisage causes infringement or where the combination of the Program with other hardware or software not licensed, provided by, or approved by Viisage causes the infringement.

     10.4 DISCONTINUANCE OF PROGRAM. If, in its judgment, Viisage deems that, due to a claim or proceeding based on alleged infringement, it is not in Viisage's practical interest to continue distributing the Program, Viisage may require ImageWare, upon thirty (30) days written notice, to terminate the use of the Program. Thirty days after notice to cease the use of the Program, the Agreement shall terminate as to the Program involved, ImageWare shall receive a prorated refund of any fee paid under this Agreement.

     10.5 LIMITATION OF LIABILITY. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE HEREIN, THE PROVISIONS OF THIS SECTION ARE IN LIEU OF ALL OTHER OBLIGATIONS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF NON-INFRINGEMENT, AND STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF VIISAGE AND THE SOLE, EXCLUSIVE, AND ENTIRE REMEDY OF IMAGEWARE WITH RESPECT TO ANY CLAIM OF INFRINGEMENT BY THE PROGRAM. IN NO EVENT SHALL VIISAGE BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY INFRINGEMENT UNDER THIS AGREEMENT, EVEN IF VIISAGE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 11.  TERM AND TERMINATION

     11.1 TERM. The Agreement (and the License under the Agreement) shall commence upon the date first set forth above and shall continue in effect until December 31, 2000 unless it is terminated earlier as provided for herein. This Agreement may be extended by the mutual written agreement of the parties.

     11.2 TERMINATION BY EITHER PARTY. If either party (i) breaches any of its monetary obligations under this Agreement and such breach continues for a period of ten (10) business days after it receives written notice from the other party of such breach; or (ii) materially breaches any of its non-monetary obligations under this Agreement and any such breach continues for a period of thirty (30) days after it receives written notice of such breach (provided that if the breach is curable, the thirty (30) day period shall be extended while the breaching party diligently pursues a cure), then the non-breaching party shall have the right to terminate its obligations under this Agreement, effective upon written notice to the breaching party.

     11.3 TERMINATION BY VIISAGE. Viisage may terminate this Agreement in the following circumstances:

           11.3.1 Immediately upon written notice if ImageWare commits a material breach of any of its obligations concerning the scope of use or the protection of the Program,

          Documentation, or Confidential Information; or

               11.3.2 Immediately upon written notice if ImageWare (i) seeks the liquidation, reorganization, dissolution or winding-up of itself, (ii) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (iii) makes a general assignment for the benefit of its creditors, (iv) commences a voluntary case under the bankruptcy laws of the United States, or (v) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts which shall not constitute a default hereunder; or

               11.3.3 Immediately upon written notice if a proceeding or case shall be commenced against ImageWare without the application or consent of ImageWare and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of ninety (90) days from and after the date service of process is effected upon the party, seeking (i) ImageWare's liquidation, reorganization, disolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of ImageWare or of all or any substantial part of its assets, or (iii) similar relief in respect of ImageWare under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts which shall not constitute a default hereunder; or

               11.3.4 Immediately upon written notice if ImageWare sells a majority interest of its business or assets, or implements or incurs any substantial change in management or control which shall not constitute a default hereunder; or

               11.3.5 Immediately upon written notice if ImageWare utilizes programs and products competitive with Viisage in the Authorized Field which shall not constitute a default hereunder.

          11.4 MUTUAL AGREEMENT. By mutual written agreement of the parties.

          11.5 CONSEQUENCES. Upon termination of this Agreement, the License to use the Program shall terminate, and ImageWare shall, unless otherwise agreed to by Viisage in writing, (a) destroy or promptly return to Viisage all copies of the Program and Documentation and any other Confidential Information and (b) cease to use any Viisage trademark, logo or trade name in connection with the Program. Following the termination of this Agreement, each existing Customer shall have the right to continue to use the program pursuant to the existing Customer Contract, provided that the amounts specified in Section 3 are paid to Viisage.

SECTION 12. ADDITIONAL RIGHTS OF VIISAGE

          12.1 CRIMES PRODUCTS. During the term of this Agreement, ImageWare shall grant Viisage the non-exclusive right to resell and/or sublicense ImageWare's CRIMES products, software programs and modules (the "CRIMES Products") in connection with Viisage's systems integration business to prospects for terms to be agreed to in good faith by the parties. Viisage shall disclose the identity of such prospects for consideration by ImageWare prior to any discussions regarding the CRIMES products between Viisage and such prospects. The identity and product needs of those prospects shall be Confidential Information of Viisage. ImageWare shall provide the CRIMES Products to Viisage or Viisage's customers at ImageWare's most favorable pricing terms after consideration of the volume requirements and at ImageWare's other then standard terms and conditions for resale and/or license of the CRIMES Products.

SECTION 13. MISCELLANEOUS

         13.1 SURVIVAL. The terms and conditions of Sections 1,2.2, 3,6,7,8,9,10,11 and 13 shall survive the termination of this Agreement.

          13.2 AUDITS, RECORDS. During the term of this Agreement and for six months after termination, at Viisage's reasonable request and at its expense, Viisage or its agent or accountant shall be provided access during normal business hours to ImageWare's records for purposes of inspecting and auditing ImageWare's books and records relating to this Agreement, the licensing of the Program, and the fees due to Viisage. All such books and records shall be treated as confidential by Viisage and such agent or accountant unless Viisage determines that material deficiencies exist in any of the information that is inspected or audited, and except to resolve any dispute in connection with this Agreement.

          13.3 FORCE MAJEURE. Neither party to this Agreement shall be liable for any delay in its performance or failure to perform (other than payment of sums due) resulting from causes beyond its control and not attributable to its fault or negligence, including, but not limited to, electrical or other utilities failure (including telecommunications failure), delays in or failures of performance by the other party, acts of civil or military authority, acts of God or of the public enemy, war, civil disorder, embargo, strike, fire, or natural disaster (each, a "Force Majeure Event"). If, due to a Force Majeure Event, a party's performance hereunder becomes more than thirty (30) days overdue (or for such longer period while any cure is being diligently pursued), the other party may at any time thereafter, so long as such inability to perform continues, elect to terminate this Agreement. Neither party shall be liable for any damages or other claims resulting from a Force Majeure Event or termination as a result thereof as provided in this section.

          13.4 FURTHER ASSISTANCE. Each party agrees to execute and deliver, or cause to be executed and delivered, such further instruments and do and cause to be done such further acts and things that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out the provisions and purposes of, or to be better assure and confirm unto such other party its rights and remedies under, this Agreement.

          13.5 INDEPENDENT CONTRACTORS. This Agreement shall not constitute or otherwise imply a joint venture, partnership, employment relationship, or any other form of business association of any kind. Each party to this Agreement shall act as an independent contractor.

          13.6 NOTICE. Any notice required or permitted to be sent under this Agreement shall be in writing and shall be sent in a manner requiring a signed receipt, such as overnight delivery, courier delivery, or if mailed, registered or certified mail, return receipt requested, or by fax if promptly confirmed by mail as provided above. All notices to a party shall be sent to the address below or to such other address as such party may designate from time to time. Notice is effective upon receipt. Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representative.

If to Viisage:

                  Viisage Technology, Inc.
                  30 Porter Road
                  Littleton, MA 01460
                  Attn: President
                  Tel: 978/952-2200
                  Fax: 978/952-2218

If to ImageWare:

                  ImageWare Software, Inc.
                  15373 Innovation Drive, Suite 120
                  San Diego, CA 92128
                  Attention: President
                  Tel: 619/673-8600
                  Fax: 619/673-1770

          13.7 ASSIGNMENT: BINDING EFFECT. ImageWare shall not assign this Agreement or the License granted hereunder except as expressly set forth in this Agreement or as mutually agreed upon in writing. This Agreement shall be binding upon and enforceable by and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          13.8 MISCELLANEOUS. This Agreement, including all exhibits hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all previous oral or written agreements. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts, without regard to its choice of law rules, and the parties agree to be subject to the jurisdiction of the courts of The Commonwealth of Massachusetts and the federal courts located therein. This Agreement may not be modified or amended except by a writing which is signed by the duly authorized representatives of each of the parties. The failure of either party to exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same of any other term of the Agreement. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, unless the unenforceability of the applicable provision would materially impair either party's ability to obtain substantial performance of the other party. This Agreement may be executed in counterparts. Headings are for convenience only.

          Agreed, under seal, as of the date first set forth above.

IMAGEWARE SOFTWARE, INC.            VIISAGE TECHNOLOGY, INC.

By: /s/ Paul Devermann              By: /s/ Thomas J. Colatosti
   -------------------------           ----------------------------
Name:  Paul Devermann               Name:  Thomas J. Colatosti
Title: Vice President Sales         Title:  President & CEO
       and Business Development


EXHIBITS:

1.1      Approved Sublicensing Terms

1.7      Description of Program

                                                                     EXHIBIT 1.1

       VIISAGE TECHNOLOGY, INC.

       APPROVED SUBLICENSING TERMS

SECTION 1. DEFINITIONS. As used in this Agreement, the following definitions shall apply:

       1.1 "Authorized Field" shall mean
                                        -----------------.

       1.2 "Confidential Information" shall mean the Program, Documentation, and other information that is identified by Licensor as confidential or proprietary. Confidential Information does not include information (a) already known to or independently developed by Licensee and which is not based upon or derived from Licensor's Confidential Information, (b) generally known to the public through no wrongful act or fault of Licensee, or (c) disclosed by a third party who has a right to do so without restriction as to disclosure thereof.

       1.3 "Documentation" shall mean the user training manual(s) and any other materials supplied by Licensor for use with the Program.

       1.4 "Program" shall mean the machine-readable object code of any of Viisage Technology, Inc.'s proprietary facial recognition software or other proprietary product which Licensee licenses now or in the future from Licensor including any modifications, enhancements, or upgrades thereto. Reference to "Program" shall be construed to include "Programs" where applicable.

SECTION 2. GRANT OF LICENSE

       Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive, non-transferable license (the "License") to use the Program, along with related Documentation, only in the Authorized Field.

       The License granted authorizes the operation of the Program only by employees or agents of the Licensee ("Authorized Users") on the designated computer hardware authorized by Licensor ("Authorized Hardware") at the designated locations authorized by Licensor ("Authorized Locations"), and pursuant to the terms set forth herein. If the Program is installed on a network, access is restricted to Authorized Users at Authorized Locations on Authorized Hardware. Licensee will be responsible for ensuring that Authorized Users abide by the terms of this Agreement. The License is subject to third party proprietary rights which have been licensed to


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Licensor and, accordingly, this Agreement and the License granted hereunder are subject to all such third party's rights and restrictions.

SECTION 3. NO OWNERSHIP RIGHTS

       The grant of the License hereunder does not grant Licensee any title to or ownership rights or interest in the Program, Documentation, or any part thereof. Licensee shall not have any right to sublicense, transfer, or assign the Program or any of its rights under this Agreement, or to modify, market, copy (except as expressly authorized herein), or distribute the Program or make the Program available to any person other than Authorized Users, or to create derivative works from the Program.

SECTION 4. COPIES OF THE PROGRAM

       4.1 Licensee may make and maintain no more than one archival copy of each Program to be used for backup purposes. Each copy shall contain all legends and notices and will be subject to the same terms as the original Program.

       4.2 Licensee may not, without the prior written consent of Licensor, copy or otherwise reproduce any Documentation.

SECTION 5. CONFIDENTIAL INFORMATION

       5.1 Licensee acknowledges that the Program and the Documentation contain Confidential Information. Licensee agrees to keep confidential and not to disclose the Confidential Information (except with the prior written consent of Licensor) and to take the same precautions it takes in protecting its own confidential information (and in no event less than the software industry standard) to ensure that no unauthorized persons have access to the Confidential Information and that no unauthorized copies are made, provided, however, that Licensee may disclose Confidential Information as required by law, regulation, or court order and to Licensee's employees or agents who have a need to receive or use such Confidential Information and who shall be obligated in a similar manner. If Licensee is legally compelled to disclose such Confidential Information, Licensee shall provide Licensor with prompt prior written notice of such requirement and an opportunity for Licensor to participate in such legal proceedings to the greatest extent possible.

       5.2 Upon expiration or termination of this Agreement, Licensee shall promptly return to Licensor all Confidential Information or certify to Licensor that such Confidential Information has been destroyed.

       5.3 Licensee acknowledges that the restrictions on the use, duplication, and disclosure


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

of the Confidential Information as set forth herein are reasonable to protect Licensor's business interests. Licensee acknowledges that a violation of a provision of this section would cause immediate and irreparable harm to Licensor. Therefore, Licensee agrees that in addition to any other legal and/or equitable remedies available to Licensor for enforcement of the terms hereof, Licensor shall be entitled to injunctive relief against any violation of this section.

         5.4 This section shall survive the expiration or termination of this Agreement.

SECTION 6.  NO REVERSE ENGINEERING, ETC.

         6.1 Licensee may not modify, decompile, copy, disassemble, translate, or reverse engineer the Program. Licensee shall not modify third party software embedded or contained in or provided with the Program.

         6.2 Licensee may not alter any proprietary markings on the packaging of the Program or on the Documentation, including copyright, trademark, and patent legends.

SECTION 7.   DISCLAIMER OF LIABILITY; LIMITATION ON DAMAGES.

         7.1 [Insert ImageWare warranty, if any.]

         7.2 LICENSOR AND ANY THIRD PARTY FROM WHOM LICENSOR HAS LICENSED THE PROGRAM DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT (EXCEPT AS PROVIDED BELOW), WITH RESPECT TO THE PROGRAM AND THE DOCUMENTATION.

         7.3 LICENSOR AND ANY THIRD PARTY FROM WHOM LICENSOR HAS LICENSED THE PROGRAM WILL NOT BE LIABLE FOR LOST PROFITS, LOST OPPORTUNITIES, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR TORT DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.4 LICENSEE'S EXCLUSIVE REMEDY AGAINST ANY PARTY FOR NONPERFORMANCE OF THE WARRANTY SHALL BE LICENSOR'S CORRECTION OF ANY ERROR OR DEFECT IN THE PROGRAM OF WHICH LICENSEE HAS GIVEN NOTICE TO LICENSOR OR AN EQUITABLE REFUND OF THE AMOUNTS PAID TO LICENSOR HEREUNDER WHICH RELATE TO THE DEFECTIVE PROGRAM. IN NO CASE SHALL THE AGGREGATE AMOUNT OF DAMAGES PAYABLE TO LICENSEE FROM ANY AND

ALL PARTIES FOR ANY CLAIM ARISING FROM THE PROGRAM OR THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, ITS WARRANTY AND INDEMNIFICATION PROVISIONS) EXCEED THE AMOUNTS PAID BY LICENSEE TO LICENSOR UNDER THIS AGREEMENT.

         7.5 This section shall survive the expiration or termination of this Agreement.

SECTION 8.   PATENT AND COPYRIGHT INDEMNIFICATION

         8.1 Licensor shall defend or, at its option, settle any claim or proceeding brought against Licensee to the extent that it is based on an assertion that the Program infringes any United States patent or copyright of any third party and shall indemnify Licensee against all costs, damages, and expenses finally awarded against Licensee which result from any such claim, provided that Licensor shall have no liability hereunder unless (a) Licensee gives prompt written notice of any such claim or proceeding, (b) Licensor has sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement, and (c) Licensee reasonably cooperates in the defense and settlement thereof and does not admit liability or settle such claim without Licensor's written consent. In the event that the Program is likely to become, in Licensor's opinion, or becomes, the subject of a claim, suit, proceeding, or action for infringement or misappropriation of a United States patent, copyright, trade secret, or other proprietary right, Licensor shall have the right, at its option and expense, to perform one of the following in its discretion:

         (i) replace the Program with compatible, functionally equivalent non-infringing technology;

         (ii) modify the Program to make it non-infringing without impairing Licensee's ability to use and operate the Program in accordance with the Documentation; or

         (iii) procure, at no increased cost to Licensee, the right to continue using the Program.

         8.2 If Licensor supplies a non-infringing release of the Program or a non-infringing replacement product, Licensee shall promptly permit installation of such non-infringing release or product on the Authorized Hardware and terminate use of prior release(s) of the Program.

         8.3 Licensor shall have no liability to Licensee that is based on or arises out of the use of the Program or any component thereof when any modification not authorized in writing by Licensor causes infringement or where the combination of the Program with other hardware or software not licensed, provided by, or approved by Licensor causes the infringement.

         8.4 If, in its judgment, Licensor deems that, due to a claim or proceeding based on alleged infringement or for any other reason, it is not in Licensor's practical interest to continue distributing the Program, Licensor may require Licensee, upon thirty (30) days written notice, to terminate use of the Program. Thirty days after notice to cease use of the Program, the Agreement shall terminate as to the Program involved, Licensee shall receive a prorated refund of any license fee paid, based on the percentage of unused license term remaining. For purposes of calculating the prorated portion of a license fee, the maximum length of time is considered to be five years.

         8.5 EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE HEREIN, THE PROVISIONS OF THIS SECTION ARE IN LIEU OF ALL OTHER OBLIGATIONS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF NON-INFRINGEMENT, AND STATE THE SOLE, EXCLUSIVE, AND ENTIRE LIABILITY OF LICENSOR AND THE SOLE, EXCLUSIVE, AND ENTIRE REMEDY OF LICENSEE WITH RESPECT TO ANY CLAIM OF INFRINGEMENT BY THE PROGRAM. IN NO EVENT SHALL LICENSOR BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY INFRINGEMENT UNDER THIS AGREEMENT, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 9.   TERMINATION; RIGHTS AND OBLIGATIONS UPON TERMINATION

         9.1 Licensor may terminate this Agreement in the event Licensee commits a material breach of any of its obligations concerning the scope of use or the protection of the Program, Documentation, or Confidential Information.

         9.2 Upon termination of this Agreement, Licensee's license to use the Program shall terminate, and Licensee shall immediately turn over to Licensor all copies of the Documentation and any other Confidential Information relating to the Program and Documentation, and Licensee shall provide evidence to Licensor of having removed and erased completely any copies of the Program installed or recorded on any hard disk or other storage medium at all Authorized Locations (or new locations permitted by mutual written agreement under the Agreement, as well as any other location(s) where it may be found). Licensee shall return original magnetic media and Documentation provided by Licensor for the Program and any and all later releases that have been made available to Licensee.


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